UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

----------------------------------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

Morgan Stanley
---------------------------------------------------------

(Exact name of Registrant as specified
in its charter)

Delaware	1-11758	36-3145972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1585 Broadway, New York, New York 10036
---------------------------------------------------------------------------

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (212) 761-4000

-------------------------------------------------------------------------------------------------------------------------------------------------------------
(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)
[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 2.02.	Results of Operations and Financial Condition

On July 21, 2010, Morgan Stanley (the "Registrant") released financial information with respect to its quarter ended June 30, 2010. A copy of the press release containing this information is annexed as Exhibit 99.1 to this Report and by this reference incorporated herein and made a part hereof. In addition, a copy of the Registrant's Financial Data Supplement for its quarter ended June 30, 2010 is annexed as Exhibit 99.2 to this Report and by this reference incorporated herein and made a part hereof.

The information furnished under Item 2.02 of this Report, including Exhibit 99.1 and Exhibit 99.2, shall be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended.

Item 8.01.	Other Events

On July 1, 2010, Moody’s Investor Services announced that it was lowering the equity credit assigned to future, as well as outstanding, hybrid securities, such as the Registrant’s Equity Units that were issued to a subsidiary of China Investment Corporation in December 2007. The terms of the Equity Units permit the Registrant to redeem the junior subordinated debentures underlying the Equity Units upon the occurrence and continuation of such a change in equity credit (a “Rating Agency Event”). In response to this Rating Agency Event, the Registrant has obtained the necessary approvals from the Federal Reserve in connection with the redemption of the underlying debentures. As a consequence of such redemption these trust preferred securities will not be remarketed as would have been required under the terms of the Equity Units.

Item 9.01.	Financial Statements and Exhibits

99.1	Press release of the Registrant, dated July 21, 2010, containing financial information for the quarter ended June 30, 2010.

99.2	Financial Data Supplement of the Registrant for the quarter ended June 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY
(Registrant)

By: /s/ Paul C. Wirth
Paul C. Wirth
Finance Director and Controller

Dated: July 21, 2010